Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports Fourth Quarter and Full Year 2024 Results
ORLANDO, Fla. (Feb. 27, 2025) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its fourth quarter and full year 2024 results.
Fourth quarter of 2024 highlights1
•Total contract sales were $837 million.
•Member count was 724,000. Consolidated Net Owner Growth (NOG) for the year ended Dec. 31, 2024, was 1.1%.
•Total revenues for the fourth quarter were $1.284 billion compared to $1.019 billion for the same period in 2023.
◦Total revenues were affected by a net deferral of $90 million in the current period compared to a net deferral of $21 million in the same period in 2023.
•Net income attributable to stockholders for the fourth quarter was $20 million compared to $68 million for the same period in 2023.
◦Adjusted net income attributable to stockholders for the fourth quarter was $49 million compared to $111 million for the same period in 2023.
◦Net income attributable to stockholders and adjusted net income attributable to stockholders were affected by a net deferral of $49 million in the current period compared to a net deferral of $12 million in the same period in 2023.
•Diluted EPS for the fourth quarter was $0.19 compared to $0.62 for the same period in 2023.
◦Adjusted diluted EPS for the fourth quarter was $0.49 compared to $1.01 for the same period in 2023.
◦Diluted EPS and adjusted diluted EPS were affected by a net deferral of $49 million in the current period compared to a net deferral of $12 million in the same period in 2023, or $(0.49) and $(0.11) per share in the current period and the same period in 2023, respectively.
•Adjusted EBITDA attributable to stockholders for the fourth quarter was $240 million compared to $270 million for the same period in 2023.
◦Adjusted EBITDA attributable to stockholders was affected by a net deferral of $49 million in the current period compared to a net deferral of $12 million in the same period in 2023.
•During the fourth quarter, the Company repurchased 3.2 million shares of common stock for $125 million.
◦Through Feb. 20, 2025, the Company has repurchased approximately 1.6 million shares for $66 million and currently has $361 million of remaining availability under the 2024 share repurchase program.
Full Year 2025 Outlook
•The Company expects full-year 2025 Adjusted EBITDA attributable to stockholders excluding deferrals and recognitions to be in a range of $1.125 billion to $1.165 billion.
◦Guidance includes an estimated $25 million of incremental consumer financing interest expense attributable to a planned increase in non-recourse borrowing activity associated with the Company’s Financing Business Optimization, as detailed below.
◦The Company intends to increase its average quarterly share repurchase goal to $150 million per quarter, from the current $100 million per quarter, to take advantage of the increased cash generated from its Financing Business Optimization program, and will continue to evaluate its share repurchase strategy with its Board of Directors on a routine basis.
“We’re excited to report a strong finish to another productive year, highlighted by the successful closing and integration of our Bluegreen Vacations acquisition,” said Mark Wang, CEO of Hilton Grand Vacations. “Over the past year, we made meaningful improvements to our cost base and organizational structure, introduced HGV Max to Bluegreen members, and produced record free cash flow while returning over $430 million to shareholders. This was on top of the work we are constantly doing to enhance the value of HGV ownership for our members. Looking ahead, we’re well positioned to capitalize on our current momentum as we continue to leverage our scale, partnerships, and other strategic initiatives to drive further growth in 2025 and beyond.”
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
On Jan. 17, 2024, HGV completed the acquisition of Bluegreen Vacations Holding Corporation (“Bluegreen” or “Bluegreen Vacations”).
For the quarter ended Dec. 31, 2024, diluted EPS was $0.19 compared to $0.62 for the quarter ended Dec. 31, 2023. Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders were $20 million and $240 million, respectively, for the quarter ended Dec. 31, 2024, compared to net income attributable to stockholders and Adjusted EBITDA attributable to stockholders of $68 million and $270 million, respectively, for the quarter ended Dec. 31, 2023. Total revenues for the quarter ended Dec. 31, 2024, were $1.284 billion compared to $1.019 billion for the quarter ended Dec. 31, 2023.
Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended Dec. 31, 2024, included a net deferral of $49 million relating to the completion of projects under construction in Hawaii during the period.
Consolidated Segment Highlights – Fourth quarter of 2024
Real Estate Sales and Financing
For the quarter ended Dec. 31, 2024, Real Estate Sales and Financing segment revenues were $769 million, an increase of $178 million compared to the quarter ended Dec. 31, 2023. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $170 million and 22.1%, respectively, for the quarter ended Dec. 31, 2024, compared to $191 million and 32.3%, respectively, for the quarter ended Dec. 31, 2023. Real Estate Sales and Financing segment revenues results in the fourth quarter of 2024 increased primarily due to a $99 million increase in sales revenue and a $71 million increase in financing revenue.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a net construction deferral of $49 million for the quarter ended Dec. 31, 2024, compared to $12 million net construction deferral for the quarter ended Dec. 31, 2023, both of which reduced reported Adjusted EBITDA attributable to stockholders.
Contract sales for the quarter ended Dec. 31, 2024, increased $265 million to $837 million compared to the quarter ended Dec. 31, 2023. For the quarter ended Dec. 31, 2024, tours increased by 36.1% and VPG increased by 7.9% compared to the quarter ended Dec. 31, 2023. For the quarter ended Dec. 31, 2024, fee-for-service contract sales represented 18.3% of contract sales compared to 20.3% for the quarter ended Dec. 31, 2023.
Financing revenues for the quarter ended Dec. 31, 2024, increased by $71 million compared to the quarter ended Dec. 31, 2023. This was driven primarily by an increase in the weighted average interest rate of 10 basis points for the originated portfolio and an increase in the carrying balance of the timeshare financing receivables portfolio as of Dec. 31, 2024, compared to Dec. 31, 2023.
Resort Operations and Club Management
For the quarter ended Dec. 31, 2024, Resort Operations and Club Management segment revenue was $399 million, an increase of $52 million compared to the quarter ended Dec. 31, 2023. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $162 million and 40.6%, respectively, for the quarter ended Dec. 31, 2024, compared to $146 million and 42.1%, respectively, for the quarter ended Dec. 31, 2023, primarily due to the inclusion of Bluegreen’s resort and club business.
Inventory
The estimated value of the Company’s total contract sales pipeline is $12.7 billion at current pricing.
The total pipeline includes $10.1 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $2.6 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.
Owned inventory represents 91.1% of the Company’s total pipeline. Approximately 80.9% of the owned inventory pipeline is currently available for sale.
Fee-for-service inventory represents 8.9% of the Company’s total pipeline. Approximately 60.2% of the fee-for-service inventory pipeline is currently available for sale.

Balance Sheet and Liquidity
Total cash and cash equivalents were $328 million and total restricted cash was $438 million as of Dec. 31, 2024.
As of Dec. 31, 2024, the Company had $4.6 billion of corporate debt, net outstanding with a weighted average interest rate of 6.14% and $2,318 million of non-recourse debt, net outstanding with a weighted average interest rate of 5.24%.
As of Dec. 31, 2024, the Company’s liquidity position consisted of $328 million of unrestricted cash and restricted cash of $438 million. Restricted cash primarily consists of escrow deposits received on VOI sales and reserves related to non-recourse debt.
As of Dec. 31, 2024, the Company had $715 million remaining borrowing capacity under the revolver facility.
As of Dec. 31, 2024, HGV has $423 million remaining borrowing capacity in total under the Timeshare Facility. As of Dec. 31, 2024, the Company had $1.2 billion of notes that were current on payments but not securitized. Of that figure, approximately $749 million could be monetized through either warehouse borrowing or securitization while another $291 million of mortgage notes HGV anticipates being eligible following certain customary milestones such as first payment, deeding and recording. The Grand Islander and Bluegreen Timeshare Facilities were terminated in the first quarter of 2024.
Free cash flow was $48 million for the quarter ended Dec. 31, 2024, compared to $(28) million for the same period in the prior year. Adjusted free cash flow was $883 million for the quarter ended Dec. 31, 2024, compared to $255 million for the same period in the prior year. Adjusted free cash flow for the quarter ended Dec. 31, 2024, and 2023, includes add-backs of $88 million and $49 million, respectively, primarily for acquisition and integration related costs.
As of Dec. 31, 2024, the Company’s total net leverage on a trailing 12-month basis, inclusive of all anticipated cost synergies, was approximately 3.77x.
Financing Business Optimization
In light of HGV’s recent capital markets consolidation and strong track record of execution in securitization markets, the Company intends to take advantage of its significant excess liquidity position by optimizing its securitization strategy through increased use of non-recourse credit markets, generating incremental cash flow that can be deployed for additional capital returns and business reinvestment.
Subsequent Events
On Jan. 31, 2025, HGV amended its Revolver Credit Facility ("Revolver") and both of its Term Loan B due 2028 and Term Loan B due 2031. The terms of the Revolver were amended to reduce pricing spreads, expand covenants, reset certain incurrence baskets and extend maturity to January 2030. The Term Loan B due 2028 was repriced to SOFR plus 2.00%, down from SOFR plus 2.50%. The Term Loan B due 2031 was repriced to SOFR plus 2.00%, down from SOFR plus 2.25%. Additionally, the Term Loan A, due January 2028, was repriced to SOFR plus 1.65%, down from SOFR plus 1.75%.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2024
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$2	$(13)	$49	$(90)	$(52)
Cost of VOI sales (deferrals) recognitions(1)	(1)	(4)	15	(28)	(18)
Sales and marketing expense (deferrals) recognitions	—	(1)	7	(13)	(7)
Net construction recognitions (deferrals)(2)	$3	$(8)	$27	$(49)	$(27)

Net (loss) income attributable to stockholders	$(4)	$2	$29	$20	$47
Net income attributable to noncontrolling interest	2	2	3	6	13
Net (loss) income	(2)	4	32	26	60
Interest expense	79	87	84	79	329
Income tax expense	(11)	3	61	23	76
Depreciation and amortization	62	68	68	70	268
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	2	(1)	—	2
EBITDA	129	164	244	198	735
Other loss (gain), net	5	3	(9)	12	11
Share-based compensation expense	9	18	11	9	47
Acquisition and integration-related expense	109	48	36	44	237
Impairment expense	2	—	—	—	2
Other adjustment items(3)	22	33	25	(18)	62
Adjusted EBITDA	276	266	307	245	1,094
Adjusted EBITDA attributable to noncontrolling interest	3	4	4	5	16
Adjusted EBITDA attributable to stockholders	$273	$262	$303	$240	$1,078

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2023
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$4	$(6)	$(12)	$(21)	$(35)
Cost of VOI sales recognitions (deferrals)(1)	1	(1)	(3)	(6)	(9)
Sales and marketing expense recognitions (deferrals)	1	(1)	(2)	(3)	(5)
Net construction recognitions (deferrals)(2)	$2	$(4)	$(7)	$(12)	$(21)

Net income attributable to stockholders	$73	$80	$92	$68	$313
Net income attributable to noncontrolling interest	—	—	—	—	—
Net income	73	80	92	68	313
Interest expense	44	44	45	45	178
Income tax expense	17	35	44	40	136
Depreciation and amortization	51	52	53	57	213
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	1	2
EBITDA	185	212	234	211	842
Other (gain) loss, net	(1)	(3)	1	1	(2)
Share-based compensation expense	10	16	12	2	40
Acquisition and integration-related expense	17	13	12	26	68
Impairment expense (reversal)	—	3	—	—	3
Other adjustment items(3)	7	7	10	30	54
Adjusted EBITDA	218	248	269	270	1,005
Adjusted EBITDA attributable to noncontrolling interest	—	—	—	—	—
Adjusted EBITDA attributable to stockholders	$218	$248	$269	$270	$1,005
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on Feb. 27, 2025, at 11 a.m. (ET) to discuss fourth quarter and full year 2024 results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through March 13, 2025. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13751065. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including Adjusted Net Income or Loss, Adjusted Net Income or Loss Attributable to Stockholders, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Attributable to Stockholders, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry.
The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results. We define Adjusted EBITDA Attributable to Stockholders as Adjusted EBITDA excluding amounts attributable to the noncontrolling interest in HGV/Big Cedar Vacations in which HGV owns a 51% interest (“Big Cedar”).
About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and approximately 720,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world.
For more information, visit www.corporate.hgv.com. Follow us on Instagram, Facebook, LinkedIn, X (formerly Twitter), Pinterest and YouTube.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income, before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted EBITDA Attributable to Stockholders is calculated as Adjusted EBITDA, as previously defined, excluding amounts attributable to the noncontrolling interest in Big Cedar.
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income, cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS Attributable to Stockholders
Adjusted Net Income, presented herein, is calculated as net income further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges. Adjusted Net Income Attributable to Stockholders, presented herein, is calculated as Adjusted Net Income, as defined above, excluding amounts attributable to the noncontrolling interest in Big Cedar. Adjusted Diluted EPS, presented herein, is calculated as Adjusted Net Income Attributable to Stockholders, as defined above, divided by diluted weighted average shares outstanding.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted for net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provide useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Non-GAAP Measures within Our Segments
Sales revenue represents sales of VOIs, net, and Fee-for-service commissions and brand fees earned from the sale of fee-for-service VOIs. Fee-for-service commissions and brand fees represents sales, marketing, brand and other fees, which corresponds to the applicable line item from our consolidated statements of income, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our consolidated statements of income, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and brand fees and sales and marketing expense, net, represent non-GAAP measures. We present these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.
Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. We consider real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of our sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.
Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from our consolidated statements of income. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.
Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our consolidated statements of income. Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.
Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our consolidated statements of income. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. We consider this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10% of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our consolidated statements of income due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric; additional information regarding the split of contract sales, included in “—Real Estate” included in Item 7 in the Annual Report on form 10-K for the year ended December 31, 2024. See Note 2: Summary of Significant Accounting Policies in HGV's consolidated financial statements included in Item 8 in the Annual Report on form 10-K for the year ended December 31, 2024, for additional information on Sales of VOIs, net.
Developed Inventory refers to VOI inventory that is sourced from projects developed by HGV.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is or will be contributed to a trust.
Net Owner Growth (“NOG”) represents the year-over-year change in membership.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. HGV considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$328	$589
Restricted cash	438	296
Accounts receivable, net	315	507
Timeshare financing receivables, net	3,006	2,113
Inventory	2,244	1,400
Property and equipment, net	792	758
Operating lease right-of-use assets, net	84	61
Investments in unconsolidated affiliates	73	71
Goodwill	1,985	1,418
Intangible assets, net	1,787	1,158
Other assets	390	314
TOTAL ASSETS	$11,442	$8,685
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$1,125	$952
Advanced deposits	226	179
Debt, net	4,601	3,049
Non-recourse debt, net	2,318	1,466
Operating lease liabilities	100	78
Deferred revenues	252	215
Deferred income tax liabilities	925	631
Total liabilities	9,547	6,570

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 96,720,179 shares issued and outstanding as of December 31, 2024, and 105,961,160 shares issued and outstanding as of December 31, 2023	1	1
Additional paid-in capital	1,399	1,504
Accumulated retained earnings	352	593
Accumulated other comprehensive income	—	17
Total stockholders' equity	1,752	2,115
Noncontrolling interest	143	—
Total equity	1,895	2,115
TOTAL LIABILITIES AND EQUITY	$11,442	$8,685

HILTON GRAND VACATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Sales of VOIs, net	$450	$376	$1,909	$1,416
Sales, marketing, brand and other fees	166	133	637	634
Financing	153	82	464	307
Resort and club management	206	167	722	569
Rental and ancillary services	174	164	733	666
Cost reimbursements	135	97	516	386
Total revenues	1,284	1,019	4,981	3,978
Expenses
Cost of VOI sales	51	53	239	194
Sales and marketing	447	310	1,768	1,281
Financing	60	26	188	99
Resort and club management	59	48	211	177
Rental and ancillary services	185	152	724	612
General and administrative	52	64	199	194
Acquisition and integration-related expense	44	26	237	68
Depreciation and amortization	70	57	268	213
License fee expense	47	37	171	138
Impairment expense	—	—	2	3
Cost reimbursements	135	97	516	386
Total operating expenses	1,150	870	4,523	3,365
Interest expense	(79)	(45)	(329)	(178)
Equity in earnings from unconsolidated affiliates	6	5	18	12
Other (loss) gain, net	(12)	(1)	(11)	2
Income before income taxes	49	108	136	449
Income tax expense	(23)	(40)	(76)	(136)
Net income	26	68	60	313
Net income attributable to noncontrolling interest	6	—	13	—
Net income attributable to stockholders	$20	$68	$47	$313
Earnings per share(1):
Basic	$0.20	$0.63	$0.46	$2.84
Diluted	$0.19	$0.62	$0.45	$2.80
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating Activities
Net income	$26	$68	$60	$313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70	57	268	213
Amortization of deferred financing costs, acquisition premiums and other	(13)	11	83	33
Provision for financing receivables losses	103	54	377	171
Impairment expense	—	—	2	3
Other loss (gain), net	12	1	11	(2)
Share-based compensation	9	2	47	40
Deferred income tax expense	(29)	(23)	(29)	(23)
Equity in earnings from unconsolidated affiliates	(6)	(5)	(18)	(12)
Return on investment in unconsolidated affiliates	6	10	16	16
Net changes in assets and liabilities, net of effects of acquisition:
Accounts receivable, net	84	(60)	224	10
Timeshare financing receivables, net	(162)	(105)	(563)	(315)
Inventory	(40)	(27)	(78)	(64)
Purchases and development of real estate for future conversion to inventory	(66)	(11)	(127)	(39)
Other assets	2	59	(8)	(8)
Accounts payable, accrued expenses and other	68	(11)	21	(86)
Advanced deposits	2	(6)	6	29
Deferred revenues	39	(14)	17	33
Net cash provided by operating activities	105	—	309	312
Investing Activities
Acquisition of a business, net of cash and restricted cash acquired	—	(74)	(1,444)	(74)
Capital expenditures for property and equipment (excluding inventory)	(15)	(13)	(42)	(31)
Software capitalization costs	(42)	(15)	(84)	(44)
Other	—	(9)	(1)	(9)
Net cash used in investing activities	(57)	(111)	(1,571)	(158)
Financing Activities
Proceeds from debt	518	320	2,758	758
Proceeds from non-recourse debt	944	400	1,849	868
Repayment of debt	(947)	(3)	(1,353)	(373)
Repayment of non-recourse debt	(197)	(166)	(1,590)	(694)
Payment of debt issuance costs	(10)	(1)	(62)	(7)
Repurchase and retirement of common stock	(125)	(100)	(432)	(368)
Payment of withholding taxes on vesting of restricted stock units	—	—	(21)	(14)
Proceeds from employee stock plan purchases	7	4	12	8
Proceeds from stock option exercises	—	—	7	9
Distributions to noncontrolling interest holder	(5)	—	(10)	—
Other	—	(1)	(2)	(4)
Net cash provided by financing activities	185	453	1,156	183
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(8)	8	(13)	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	225	350	(119)	330
Cash, cash equivalents and restricted cash, beginning of period	541	535	885	555
Cash, cash equivalents and restricted cash, end of period	766	885	766	885
Less: Restricted Cash	438	296	438	296
Cash and cash equivalents	$328	$589	$328	$589

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$105	$—	$309	$312
Capital expenditures for property and equipment	(15)	(13)	(42)	(31)
Software capitalization costs	(42)	(15)	(84)	(44)
Free Cash Flow	$48	$(28)	$183	$237
Non-recourse debt activity, net	747	234	259	174
Litigation settlement payment	—	—	63	—
Acquisition and integration-related expense	44	26	237	68
Other adjustment items(1)	44	23	95	53
Adjusted Free Cash Flow	$883	$255	$837	$532
(1)Includes capitalized acquisition and integration-related costs and other one-time adjustments.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Real estate sales and financing	$769	$591	$3,010	$2,357
Resort operations and club management	399	347	1,528	1,291
Total segment revenues	1,168	938	4,538	3,648
Cost reimbursements	135	97	516	386
Intersegment eliminations	(19)	(16)	(73)	(56)
Total revenues	$1,284	$1,019	$4,981	$3,978

HILTON GRAND VACATIONS INC.
SEGMENT ADJUSTED EBITDA AND ADJUSTED EBITDA ATTRIBUTABLE TO STOCKHOLDERS
TO NET INCOME ATTRIBUTABLE TO STOCKHOLDERS
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income attributable to stockholders	$20	$68	$47	$313
Net income attributable to noncontrolling interest	6	—	13	—
Net income	26	68	60	313
Interest expense	79	45	329	178
Income tax expense	23	40	76	136
Depreciation and amortization	70	57	268	213
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	2	2
EBITDA	198	211	735	842
Other loss (gain), net	12	1	11	(2)
Share-based compensation expense	9	2	47	40
Acquisition and integration-related expense	44	26	237	68
Impairment expense	—	—	2	3
Other adjustment items(1)	(18)	30	62	54
Adjusted EBITDA	245	270	1,094	1,005
Adjusted EBITDA attributable to noncontrolling interest	5	—	16	—
Adjusted EBITDA attributable to stockholders	$240	$270	$1,078	$1,005

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$170	$191	$802	$754
Resort operations and club management(2)	162	146	604	504
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	6	6	20	14
License fee expense	(47)	(37)	(171)	(138)
General and administrative(3)	(46)	(36)	(161)	(129)
Adjusted EBITDA	245	270	1,094	1,005
Adjusted EBITDA attributable to noncontrolling interest	5	—	16	—
Adjusted EBITDA attributable to stockholders	$240	$270	$1,078	$1,005
Adjusted EBITDA profit margin	19.1%	26.5%	22.0%	25.3%
EBITDA profit margin	15.4%	20.7%	14.8%	21.2%
(1)Includes costs associated with restructuring, one-time charges, other non-cash items and amortization of premiums resulting from purchase accounting.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Tour flow	206,865	151,956	835,181	608,367
VPG	$4,026	$3,730	$3,572	$3,760
Owned contract sales mix	81.7%	79.7%	82.0%	72.1%
Fee-for-service contract sales mix	18.3%	20.3%	18.0%	27.9%

Contract sales	$837	$572	$3,002	$2,310
Adjustments:
Fee-for-service sales(1)	(153)	(116)	(540)	(644)
Provision for financing receivables losses	(91)	(54)	(363)	(171)
Reportability and other:
Net recognition (deferral) of sales of VOIs under construction(2)	(90)	(21)	(52)	(35)
Fee-for-service sale upgrades, net	—	1	—	19
Other(3)	(53)	(6)	(138)	(63)
Sales of VOIs, net	$450	$376	$1,909	$1,416
Plus:
Fee-for-service commissions and brand fees	93	68	328	393
Sales revenue	543	444	2,237	1,809

Cost of VOI sales	51	53	239	194
Sales and marketing expense, net	374	245	1,459	1,040
Real estate expense	425	298	1,698	1,234
Real estate profit	$118	$146	$539	$575
Real estate profit margin(4)	21.7%	32.9%	24.1%	31.8%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	$166	$133	$637	$634
Less: Marketing revenue and other fees(5)	(73)	(65)	(309)	(241)
Fee-for-service commissions and brand fees	$93	$68	$328	$393

Reconciliation of sales and marketing expense:
Sales and marketing expense	$447	$310	$1,768	$1,281
Less: Marketing revenue and other fees(5)	(73)	(65)	(309)	(241)
Sales and marketing expense, net	$374	$245	$1,459	$1,040
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net impact related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)Excluding the marketing revenue and other fees adjustment, Real Estate profit margin was 19.2% and 28.7% for the three months ended December 31, 2024, and 2023, respectively and 21.2% and 28.0% for the year ended December 31, 2024 and 2023, respectively.
(5)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Just-In-Time Contract Sales Mix	14.3%	26.9%	19.4%	19.4%
Fee-For-Service Contract Sales Mix	18.3%	20.0%	18.0%	27.8%
Total Capital-Efficient Contract Sales Mix	32.6%	46.9%	37.4%	47.2%

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Interest income	$122	$77	$468	$287
Other financing revenue	8	8	39	34
Premium amortization of acquired timeshare financing receivables	23	(3)	(43)	(14)
Financing revenue	153	82	464	307
Consumer financing interest expense	28	15	99	50
Other financing expense	30	12	82	51
Amortization of acquired non-recourse debt discounts and premiums, net	2	(1)	7	(2)
Financing expense	60	26	188	99
Financing profit	$93	$56	$276	$208
Financing profit margin	60.8%	68.3%	59.5%	67.8%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Year Ended December 31,
	2024	2023
Total members	723,968	528,789
Consolidated Net Owner Growth (NOG)(1)	5,824	10,187
Consolidated Net Owner Growth % (NOG)(1)	1.1%	2.0%
(1)Consolidated NOG is a trailing-twelve-month concept for which the twelve months includes member count for HGV Max and Legacy-HGV-DRI members only on a consolidated basis.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Club management revenue	$99	$80	$303	$240
Resort management revenue	107	87	419	329
Resort and club management revenues	206	167	722	569
Club management expense	22	16	83	60
Resort management expense	37	32	128	117
Resort and club management expenses	59	48	211	177
Resort and club management profit	$147	$119	$511	$392
Resort and club management profit margin	71.4%	71.3%	70.8%	68.9%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Rental revenues	$161	$154	$682	$623
Ancillary services revenues	13	10	51	43
Rental and ancillary services revenues	174	164	733	666
Rental expenses	174	142	681	573
Ancillary services expense	11	10	43	39
Rental and ancillary services expenses	185	152	724	612
Rental and ancillary services profit	$(11)	$12	$9	$54
Rental and ancillary services profit margin	(6.3)%	7.3%	1.2%	8.1%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Sales of VOIs, net	$450	$376	$1,909	$1,416
Sales, marketing, brand and other fees	166	133	637	634
Financing revenue	153	82	464	307
Real estate sales and financing segment revenues	769	591	3,010	2,357
Cost of VOI sales	(51)	(53)	(239)	(194)
Sales and marketing expense	(447)	(310)	(1,768)	(1,281)
Financing expense	(60)	(26)	(188)	(99)
Marketing package stays	(19)	(16)	(73)	(56)
Share-based compensation	3	2	12	12
Other adjustment items	(25)	3	48	15
Real estate sales and financing segment adjusted EBITDA	$170	$191	$802	$754
Real estate sales and financing segment adjusted EBITDA profit margin	22.1%	32.3%	26.6%	32.0%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Resort and club management revenues	$206	$167	$722	$569
Rental and ancillary services	174	164	733	666
Marketing package stays	19	16	73	56
Resort and club management segment revenue	399	347	1,528	1,291
Resort and club management expenses	(59)	(48)	(211)	(177)
Rental and ancillary services expenses	(185)	(152)	(724)	(612)
Share-based compensation	1	—	6	3
Other adjustment items	6	(1)	5	(1)
Resort and club segment adjusted EBITDA	$162	$146	$604	$504
Resort and club management segment adjusted EBITDA profit margin	40.6%	42.1%	39.5%	39.0%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS (Non-GAAP)
(in millions except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income attributable to stockholders	$20	$68	$47	$313
Net income attributable to noncontrolling interest	6	—	13	—
Net income	26	68	60	313
Income tax expense	23	40	76	136
Income before income taxes	49	108	136	449
Certain items:
Other loss (gain), net	12	1	11	(2)
Impairment expense	—	—	2	3
Acquisition and integration-related expense	44	26	237	68
Other adjustment items(1)	(18)	30	62	54
Adjusted income before income taxes	87	165	448	572
Income tax expense	(32)	(54)	(154)	(167)
Adjusted net income	55	111	294	405
Net income attributable to noncontrolling interest	6	—	13	—
Adjusted net income attributable to stockholders	$49	$111	$281	$405

Weighted average shares outstanding
Diluted	99.3	110.0	103.1	111.6
Earnings per share attributable to stockholders(2):
Diluted	$0.19	$0.62	$0.45	$2.80
Adjusted diluted	$0.49	$1.01	$2.73	$3.63
(1)Includes costs associated with restructuring, one-time charges, the amortization of premiums resulting from purchase accounting and other non-cash items.
(2)Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.
RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2024	2023	2024	2023
Net income attributable to stockholders	$20	$68	$47	$313
Net income attributable to noncontrolling interest	6	—	13	—
Net income	26	68	60	313
Interest expense	79	45	329	178
Income tax expense	23	40	76	136
Depreciation and amortization	70	57	268	213
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	2	2
EBITDA	198	211	735	842
Other loss (gain), net	12	1	11	(2)
Equity in earnings from unconsolidated affiliates(1)	(6)	(6)	(20)	(14)
Impairment expense	—	—	2	3
License fee expense	47	37	171	138
Acquisition and integration-related expense	44	26	237	68
General and administrative	52	64	199	194
Profit	$347	$333	$1,335	$1,229

Real estate profit	$118	$146	$539	$575
Financing profit	93	56	276	208
Resort and club management profit	147	119	511	392
Rental and ancillary services profit	(11)	12	9	54
Profit	$347	$333	$1,335	$1,229
(1)Excludes impact of interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates of $1 million for the three months ended December 31, 2023, and $2 million for the years ended December 31, 2024, and 2023, respectively.